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                                                                   EXHIBIT 10.37

                        KEWAUNEE SCIENTIFIC CORPORATION

                               FISCAL YEAR 1999
                             INCENTIVE BONUS PLAN


The Fiscal Year 1999 Incentive Bonus Plan (the Plan) will provide for a bonus pool and bonus payouts based upon achievement of various levels of pre-tax earnings (after bonus accruals) for the year and other conditions described herein, as approved by the Company's Board of Directors. The Plan is proposed as a one-year plan for Fiscal Year 1999.

The provisions of the Plan are:

1.   ELIGIBILITY OF PARTICIPANTS TO SHARE IN THE BONUS POOL
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     a. Eligible participants of the Plan will be nominated by the President and approved by the Board of Directors, upon recommendation by the Compensation Committee. The bonus potential percentages for each participant in the Plan will also be approved by the Board of Directors, upon recommendation by the Compensation Committee.

     b. Each participant will be eligible to share in the pool up to the specified percentage of his or her May 1, 1998 base salary.

     c. In addition to individuals reporting directly to the President, managers fulfilling the following criteria are eligible to participate in the
        Plan:


        1. Salary Grade 14 or above;
        2. Seniority of one year or more;
        3. Is not currently in another incentive plan (e.g., sales plan);
        4. Is a direct report to a direct report to the President; or
        5. Is a manager recommended by the President.

     d. Participants in the Plan and their applicable bonus potential amounts are shown on Exhibits II, III, and IV to the Company's FY 1999 Bonus Schedules (all Exhibits referred to in this Plan are exhibits to such Schedules).

2.   BUILDING OF A BONUS POOL
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     a. Division Pools
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           The divisions (the Laboratory Products Group and the Technical
           Products Group) will start to accrue pools for potential bonus payouts once pre-tax operating earnings of each division reach the amounts shown as Goal 1 on Exhibits II and III, and maximum incentive bonus payouts will be accrued and available for payout based upon the guidelines shown on those exhibits.

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     b. Non-divisional Corporate Pool
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          A pool will start accumulating once pre-tax earnings reach the amounts shown on Exhibit IV, and maximum bonus payouts will be accrued and available for payout based upon the guidelines shown on that exhibit.

3.   BONUS PAYOUT CONDITIONS
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          If the Company achieves pre-tax earnings less than the amount shown as
          Goal 1 on Exhibit IV, no awards will be paid to any non-divisional corporate employee, except in the discretion of the Board of Directors, upon recommendation by the Compensation Committee.

          If a division achieves pre-tax earnings less than the amounts shown for it as Goal 1 on Exhibits II or III, no awards will be paid to its employees except in the discretion of the Board of Directors, upon recommendation by the Compensation Committee.

          All division participants who are not members of the Company's Policy Committee will earn their awards dependent on their division's performance and their individual MBO performance. If the Company achieves pre-tax earnings less than the amount shown as Goal 3 on
          Exhibit IV, division participants who are members of the Policy Committee will receive only 75% of what they otherwise might have received, except at the discretion of the Board of Directors, upon recommendation by the Compensation Committee.

          Beginning with the achievement of Goal 1, the bonus potential percentage for each participant is linear with the increase in pre-tax earnings, up to the individual's maximum bonus potential percentage.

          Positive or negative financial adjustments outside the control of management (such as, but not limited to, proceeds from insurance claims, gains or losses from the sale of capital assets, adoption of new generally accepted accounting pronouncements, etc.) will be assessed by the Board of Directors and the pre-tax earnings under the Plan may be adjusted for these items.

          Any portion of the bonus pool not awarded to participants will be retained by the Company.

          If a participant transfers between performance entities during the year, his or her incentive compensation will be based on the performance of the respective entities on a pro rata basis from his or her transfer date as determined by the President.

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               A participant must be an employee of the Company on the day of the bonus payout to be eligible to receive a bonus. In unusual circumstances, however, the Board of Directors, upon recommendation by the Compensation Committee, may grant a discretionary bonus.

               The Board of Directors, upon recommendation by the Compensation Committee, may approve the pro rata participation of a participant who joins the Company or who is appointed to a key position within the Company after the outset of the Plan year, with a pro rata increase in the bonus pool.

4.   PARTICIPANT'S BONUS POTENTIAL
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     Each participant's bonus potential will be comprised of the following:

          A Fixed Bonus equal to 75% of each participant's bonus potential will be based on achievement of corporate or divisional pre-tax earnings goals, as set forth in the Plan, and

          A Discretionary Bonus up to the remaining 25% of each participant's bonus potential will be calculated taking into account the participant's MBO achievements and other relevant factors during the year. The discretionary portion of each participant's bonus will take into account the participant's achievement of management goals established, and weighted, in July 1998, and approved by the President. The degree of achievement of these goals will be recommended by each participant's manager immediately subsequent to April 30, 1999, and the discretionary bonus, if any, will then be determined and awarded at the discretion of the Board of Directors, upon recommendation by the President and the Compensation Committee.

     . Special situation: Because of key planned improvements in the Statesville Metal Plant, the fixed and discretionary bonus potential weightings for the Director of Manufacturing will be 50-50, rather than 75% and 25%.

5.   The Plan may be amended at any time by the Board of Directors.

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